Exhibt 2.2

                            STOCK EXCHANGE AGREEMENT

     THIS STOCK EXCHANGE AGREEMENT, (the "Agreement") is made this 7th day of November 2008, between Budget Waste, Inc., a Nevada corporation ("Seller"), and Gray Creek Mining, Inc., a Nevada corporation (the "Purchaser").

                                   Background

     The purpose of this Agreement is to set forth the terms and conditions upon which the Purchaser shall acquire 100% of the outstanding stock of Budget Waste, Inc, an Alberta corporation (the "Company") from Seller.

     In consideration of the mutual promises, covenants and representations contained herein, the parties herewith agree as follows:

                                    ARTICLE I
                                 STOCK EXCHANGE

     1.01 Subject to the terms and conditions of this Agreement, the Company agrees to transfer an aggregate of 100 Class A common shares of the Company, which represent 100% of the issued and outstanding shares of Company common stock, to the Purchaser, and the Purchaser agrees to issue to Seller an aggregate of 5,496,054 newly issued, restricted shares of Purchaser's common stock, representing approximately 52% of the outstanding shares of common stock of Purchaser.

     1.02 At the completion of the exchange, the Company will be a wholly owned subsidiary of Purchaser.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

     2.1 Of Seller. Seller represents and warrants to Purchaser as follows:

     (a) Organization. The Company is a corporation duly organized, validly existing, and in good standing under the laws of Alberta, Canada, has all necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in good standing. All actions taken by the incorporators, directors and/or shareholders of The Company have been valid and in accordance with all applicable laws.

     (b) Capital. The authorized capital stock of The Company consists of an unlimited number of each of the following classes of Shares, no par value:

     Class A common voting
     Class B common voting
     Class C common non-voting
     Class D common  non-voting
     Class E, Class F, Class G, Class H, Class I, Class J, Class K, Class L, Class M, and Class N redeemable, retractable preferred shares

     Of these, 100 Class A Shares are issued and outstanding. All outstanding Shares are fully paid and non-assessable, free of liens, encumbrances, options, restrictions and legal or equitable rights of others not a party to this
Agreement,   other  than  restrictions  on  resale  imposed  by  any  applicable

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securities  laws. At the Closing,  there will be no  outstanding  subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating The Company to issue or to transfer from treasury any additional shares of its capital stock. None of the outstanding Shares of The Company are subject to any stock restriction agreements. Seller has valid title to the Shares and acquired the Shares in a lawful transaction in accordance with applicable federal and state law.

     (c) Liabilities. The Company does not as of the date hereof, and will not as of the Closing, have any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due not reflected in the Company's financial statements. The Company is not aware of any pending, threatened or asserted claims, lawsuits or contingencies involving The Company not disclosed in its financial statements or otherwise disclosed to Purchaser.

     (d) Ability to Carry Out Obligations. The Seller has the right, power, and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by the Seller and the performance by the Seller of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which Seller or the Company is a party or by which they may be bound, nor will any consents or authorizations of any party other than those hereto be required, or (b) an event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of the Company or upon the Shares.

     (e) Full Disclosure. None of the representations and warranties made in this Agreement by Seller contains or will contain any untrue statement of a material fact or omit any material fact the omission of which would be misleading.

     (f) Compliance with Laws. The Company has complied with all, and is not in violation of any, federal, state, or local statute, law, and regulation. The Company has complied with all federal and state securities laws in connection with the offer, sale and distribution of its securities. The Shares are being sold in a private transaction between the Seller and the Purchaser, and it is understood that certain of the Shares are subject to trading restrictions under the Securities Act of 1933, as amended, and the rules and regulations thereunder.

     (g) Truth of Representations. All of these representations shall be true as of the Closing and shall survive the Closing for a period of one year.

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     2.2 Of Purchaser. Purchaser represents and warrants to Seller as follows:

     (a) Organization. Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the state of Nevada, has all necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in good standing. All actions taken by the incorporators, directors and/or shareholders of Purchaser have been valid and in accordance with all applicable laws.

     (b) Capital. The authorized capital stock of Purchaser consists of 75,000,000 Shares of Common Stock, par value $.001 per share, of which 5,250,000 Shares are issued and outstanding prior to the issuance of shares to Seller pursuant to this Agreement.

     (c) Financial Statements; Information. Purchaser is a "reporting company" as defined under the Securites Exchange Act of 1934, and is current in all of its reporting obligations. All of the Company's financial statements as filed with and available from the United States Securities and Exchange Commission are true and accurate. The Company is not aware of any pending, threatened or asserted claims, lawsuits or contingencies involving The Company not disclosed in its financial statements.

     (d) Ability to Carry Out Obligations. Purchaser has the right, power, and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by the Purchaser and the performance by the Purchaser of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which Purchaser is a party or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, or (b) an event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of the Purchaser.

     (e) Full Disclosure. None of the representations and warranties made in this Agreement by Seller contains or will contain any untrue statement of a material fact or omit any material fact the omission of which would be misleading.

     (f) Compliance with Laws. The Company has complied with all, and is not in violation of any, federal, state, or local statute, law, and regulation. The Company has complied with all federal and state securities laws in connection with the offer, sale and distribution of its securities. The Shares are being sold in a private transaction between the Seller and the Purchaser, and it is understood that certain of the Shares are subject to trading restrictions under the Securities Act of 1933, as amended, and the rules and regulations thereunder.

     (g) Truth of Representations. All of these representations shall be true as of the Closing and shall survive the Closing for a period of one year.

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                                   ARTICLE IV
                                  MISCELLANEOUS

     3.01 Arbitration. Any controversy or claim arising out of, or relating to, this Agreement, or the making, performance, or interpretation thereof, shall be settled by arbitration in Calgary, Alberta Canada, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy.

     3.02 Captions and Headings. The article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

     3.03 No Oral Change. This Agreement and any provision hereof may not be waived, changed, modified, or discharged orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

     3.04 Non Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

     3.05 Entire Agreement. This Agreement, including any and all attachments hereto, if any, contains the entire Agreement and understanding between the parties hereto and supersedes all prior agreements and understandings, whether written or oral.

     3.06 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures will be acceptable to all parties as originals.

     3.07 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, or on the second day if faxed, and properly addressed or faxed as follows:

     If to Seller:
     Budget Waste, Inc., a Nevada corporation

     ----------------------------------------

     ----------------------------------------

     ----------------------------------------

     If to Purchaser:
     Gray Creek Mining, Inc.

     ----------------------------------------

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     3.08 Binding Effect.  This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

     3.09 Effect of Closing. All representations, warranties, covenants, and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, shall be true and correct as of the closing and shall survive the Closing of this Agreement for a period of one year.

     3.10 Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

     3.11 Counterpart Signatures. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

     4.12 Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

     In witness whereof, this Agreement has been duly executed by the parties hereto as of the date first above written.

     SELLER

     BUDGET WASTE, INC., a Nevada corporation


     By: /s/ Jim Can
        -------------------------------------------------
        Jim Can, President

     PURCHASER

     GRAY CREEK MINING, INC.


     By: /s/ Jim Can
        -------------------------------------------------
        Jim Can, CEO

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